Inland Real Estate Income Trust, Inc.

NEWS RELEASE

2901 Butterfield Road Oak Brook, Ill. 60523
www.inland-investments.com

FOR IMMEDIATE RELEASE

DATE: March 11, 2019
CONTACT: Alyssa Campbell, Inland Marketing & Communications, Inc.
(630) 218-2887 alyssa.campbell@inlandgroup.com

Inland Real Estate Income Trust, Inc. Declares NAV Per Share

Oak Brook, Ill. – Inland Real Estate Income Trust, Inc. ("Inland Income Trust" or "the Company"), a publicly registered, non-traded real estate investment trust, announced today that its Board of Directors ("the Board") determined an estimated per share net asset value ("NAV") of $20.12 per share of common stock.[1]

"Our portfolio continues to perform well, including achieving an economic occupancy of 94.7 percent. In determining an estimated per share NAV, the Board also considered factors such as shifting consumer preferences, volatility in the equity markets and the challenges facing big box retailers," said Mitchell Sabshon, president and CEO of the Company.

CBRE Capital Advisors, Inc. was engaged by Inland Income Trust to conduct the valuation analysis, which complied with the industry's guidelines and determined an estimated per share NAV range of $19.57 - $21.79 per share.

In connection with the Company's recently announced strategic plan, the Company is moving toward a future liquidity event. As market conditions permit, the management team and the Board will consider selling certain non-core assets in its current portfolio with the goal of redeploying capital into strategically located grocery-anchored centers. The strategic plan centers around owning a portfolio of 100 percent grocery-anchored properties in strong secondary and tertiary markets with lower exposure to big box retailers. Inland Income Trust currently owns 59 retail properties in 24 states, totaling nearly seven million square feet.

[1] Please see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2019 for a complete discussion of the methodologies, assumptions and limitations used to determine the estimated per share NAV.

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About Inland Real Estate Income Trust, Inc.

Inland Real Estate Income Trust, Inc. was formed to acquire, directly or indirectly, a portfolio of commercial real estate located throughout the United States. Inland Real Estate Income Trust, Inc. is focused on acquiring grocery-anchored retail assets. Inland Real Estate Income Trust, Inc. is sponsored by Inland Real Estate Investment Corporation. For more information, please visit www.inland-investments.com.

Inland Real Estate Income Trust, Inc.

NEWS RELEASE

2901 Butterfield Road Oak Brook, Ill. 60523
www.inland-investments.com

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "can", "would", "will", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Real Estate Income Trust, Inc. with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2017 filed on March 16, 2018 and subsequent Form 10-Qs and Form 8-Ks on file with the Securities and Exchange Commission.

Although Inland Real Estate Income Trust, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Real Estate Income Trust, Inc. undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Inland Real Estate Income Trust, Inc. or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.